Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

October 29, 2021

Udemy, Inc.

600 Harrison Street, 3rd Floor

San Francisco, California 94107

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Udemy, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 34,663,818 shares of your common stock, par value $0.00001 per share (the “Shares”), consisting of: (i) 13,800,000 shares of common stock to be issued under the 2021 Equity Incentive Plan (the “2021 Plan”); (ii) 2,800,000 shares of common stock to be issued under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and (iii) 20,861,018 shares of common stock which are subject to currently outstanding awards under the Amended and Restated 2010 Equity Incentive Plan, as amended (the “2010 Plan,” and together with the 2021 Plan and the 2021 ESPP, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

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AUSTIN           BEIJING            BOSTON           BRUSSELS           HONG KONG           LONDON           LOS ANGELES           NEW YORK            PALO ALTO SAN DIEGO           SAN FRANCISCO           SEATTLE            SHANGHAI           WASHINGTON, DC           WILMINGTON, DE

Udemy, Inc.

October 29, 2021

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.